SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.2 Departure of Directors and Certain Officers

On October 4, 2010, the Chief Financial Officer, Robert Kohn of Proteonomix, Inc. (the “Company”) resigned to pursue other opportunities.

Mr. Kohn is replaced as Chief Financial Officer by Michael Cohen.  The Company incorporates by reference herein the description of Mr. Cohen’s background and his compensation arrangements as set forth in the Form 10-K for the year ended December 31, 2009 which is incorporated herein by reference. No additional compensation has been authorized for Mr. Cohen in his assumption of the additional duties.

Mr. Kohn’s contract will be honored prorate through the date of his resignation. Payment of accrued salary and benefits will be made from the next equity financing or financings yielding proceeds to the Company of at least $1,500,000.  Stock compensation was reduced to 156,250 shares, the amount representing the pro rata amount to which Mr. Kohn was entitled based upon the percentage of his contract term that he served.  In addition to the limitation of selling not more 1% of the total issued and outstanding shares of the Company’s common stock during the next ninety days imposed by Rule 144 promulgated under the Securities Act of 1933, as amended, Mr. Kohn has agreed not to sell more than 50,000 shares of the Company’s common stock per calendar quarter thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: October 6, 2010

By:  /s/Michael Cohen

Name:   Michael Cohen

  President